EXHIBIT 99.1

1606 Corp. (CBDW) Announces Successful 10-Q Filing, Increased Market Activity, and Active M&A Strategy

Seattle, WA — August 13, 2025 – 1606 Corp. (the “Company”) (OTCID: CBDW) is pleased to announce the timely filing of its Quarterly Report on Form 10-Q for the second quarter of 2025. This filing highlights the Company’s continued commitment to transparency, regulatory compliance, and delivering consistent shareholder updates. The Company believes these factors and its continued development make 1606 Corp. a valuable and sought after public entity in a great position for future growth.

As part of its forward-looking initiatives, 1606 Corp. is actively pursuing mergers and acquisitions that align with its long-term vision. The Company is currently evaluating several strategic opportunities designed to expand market presence, enhance capabilities, and create sustainable shareholder value.

The Company has timely filed our Quarterly Report on Form 10-Q for the second quarter of the year 2025. This filing reflects our ongoing commitment to transparency and regulatory compliance, providing detailed insights into our financial performance and operational activities. We are proud to have remained current with all SEC filings since our inception.

In addition to this regulatory achievement, 1606 Corp. has seen a significant increase in trading volume since its successful transition to the OTCID marketplace on July 1, 2025. We believe the increase in volume reflects rising investor interest and confidence in the Company’s growth strategy.

“We are proud to maintain full SEC compliance while gaining meaningful traction in the market,” said Austen Lambrecht, CEO of 1606 Corp. “We believe our ongoing pursuit of strategic acquisitions positions us well for scalable growth and continued momentum through the remainder of 2025 and beyond.”

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI Chatbots. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the IR industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience. As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

For more information, please visit cbdw.ai.

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Industry Information

The global AI market, valued at $428 billion in 2022, is anticipated to reach $2.25 trillion by 2030, with a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%. The sector is expected to employ 97 million individuals by 2025, reflecting its expansive and significant impact. This potential growth presents a compelling opportunity for investors and industry professionals interested in the AI sector.

¹ Market valuation and projections are based on multiple industry sources, including Fortune Business Insights, which estimated the global AI market at $428 billion in 2022 with a projected growth to $2.025 trillion by 2030 (CAGR ~21.6%), and Research and Markets, which projects growth to $1.81 trillion by 2030 (CAGR ~38.1%). Employment estimates, including the creation of 97 million new jobs by 2025, are derived from the World Economic Forum's "Future of Jobs Report".

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to reliance on unaudited statements, the Company's need for additional funding, the impact of competitive products and services and pricing, the demand for the Company's products and services, and other risks that are detailed from time-to-time in the Company's filings with the United States SEC. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in the Company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, and in other documents the Company has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact

Austen Lambrecht

CEO, 1606 Corp.

austen@1606corp.com

cbdw.ai

SOURCE: 1606 Corp.

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